EXHIBIT 10(31)

Resolutions establishing an Administrative Committee
and a Policy Committee of the AZZ incorporated
Employee Benefit Plan and Trust

WHEREAS, the Company maintains the AZZ incorporated Employee Benefit Plan and Trust (“Plan”), for the benefit of its employees and the benefit of its affiliates who adopt the Plan;

WHEREAS, the Plan is evidenced by the Adoption Agreement for the MFS Retirement Services, Inc. Non-Standardized 401(k) Profit Sharing Plan and Trust, used in conjunction with the MFS Retirement Services, Inc. Prototype Paired Defined Contribution Plans for Corporations, Associations and Self-Employed Individuals, April 2002 (the “Basic Plan”);

WHEREAS, in conjunction with the restatement of the Plan, the Company wants to appoint (i) an Administrative Committee (“Administrative Committee”) pursuant to Basic Plan Section 2.6 and (ii) an Investment Policy Committee (“Policy Committee”) pursuant to Basic Plan Sections 2.1(b) and (c) for the Plan (collectively, the “Committees”);

WHEREAS, the Company wants to appoint the Chief Executive Officer of the Company (“CEO”) and the Chief Financial Officer of the Company (“CFO”) as the members of the Administrative Committee and to delegate to each member of the Administrative Committee the authority to (i) act on its behalf regarding the daily administration of the Plan and (ii) make certain amendments to the Plan; and

WHEREAS, the Company wants to appoint the CEO, the CFO, and Robert H. Johnson as the members of the Policy Committee and to delegate to the Policy Committee the authority to (i) make any policy decisions for the Plan, including the funding policy and method for the Plan as set forth in Basic Plan Sections 2.1(b) and (c), and (ii) review investment alternatives.

NOW, THEREFORE, BE IT RESOLVED that, effective on the date these Resolutions are adopted, the Company hereby appoints the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, with their consent, as members of the Administrative Committee for the AZZ incorporated Employee Benefit Plan and Trust and delegates to the members of the Committees, acting individually or together, the authority to: (i) act on behalf of the Company with regard to the daily administration of the Plan; (ii) make any amendment to the Plan (A) to the extent required by law or regulation or (B) to the extent that such amendment does not significantly increase the cost of the Plan; and (iii) take all necessary actions on behalf of the Company in the administration of the Plan to maintain, preserve and restore the qualified status of the Plan under any and all applicable law, including, without limitation, actions relating to or concerning correction of any Plan defect under any formal or informal governmental program or procedure, such as the Employee Plans Compliance Resolution System established by the Internal Revenue Service (“Service”).

RESOLVED FURTHER that the Board appoints its CEO, CFO, and Robert H. Johnson as the members of the Policy Committee for the Plan and delegates to the Policy Committee the authority to (i) make any policy decisions which the Policy Committee, in its sole discretion, deems necessary, desirable or prudent under the Plan, including, without limitation, those set forth in Basic

Plan Sections 2.1(b) and (c) for and on behalf of the Company, and (ii) review investment alternatives.

RESOLVED FURTHER that the Committees shall respectively establish such procedures as the Committees determine are reasonable or appropriate for the administration of the Plan, and any such procedures of the Committees are hereby adopted without further Board action, effective as of the dates provided in such procedures; provided however, that the CEO shall serve as the chairman of both Committees, and only the Board shall have the power to appoint or remove, without notice, respective members of the Committees at any time.

RESOLVED FURTHER that the Board authorizes the Policy Committee to expend up to $10,000 in achieving the foregoing objectives and to report its findings to this Board from time to time as directed by the Board.

RESOLVED FURTHER that in addition to and in furtherance of the above authorizations and empowerments, and not in derogation thereof, the Administrative Committee is hereby authorized, empowered, and directed to negotiate, enter into, sign, execute, certify to, verify, acknowledge, deliver, accept, file, record, and perform any and all such instruments, agreements, and documents, to pay or cause to be paid all fees or expenses, and to take, or cause to be taken, any and all such action, in the name and on behalf of the Company, as the Administrative Committee in its sole discretion, deems necessary or desirable and in the best interest of the Company to ensure that the Plan complies, preserves or restores compliance with applicable law, including, without limitation, the submission of an application, filing or other document with any and/or all governmental agencies concerning or relating to the Plan, including, without limitation, the Service’s Form 2848, Form 5300, Form 5307, Form 5310, Form 5310-A, Form 5500, PBGC Form 1, and all superceding versions of such forms, and any such action by the Administrative Committee (i) shall be conclusive evidence that the Administrative Committee did deem the same to meet such standards, and (ii) is hereby ratified, confirmed and adopted without further action by this Board.

RESOLVED FURTHER that in addition to and in furtherance of the above authorizations and empowerments, and not in derogation thereof, the officers of the Company and each of the members of the Committees are hereby authorized, empowered, and directed to negotiate, enter into, sign, execute, certify to, verify, acknowledge, deliver, accept, file, record, and perform any and all such instruments, agreements, and documents, to pay or cause to be paid all fees or expenses, and to take, or cause to be taken, any and all such action, in the name and on behalf of the Company, as such officer shall, in such officer’s or such member’s sole discretion, deem necessary or desirable and in the best interest of the Company in order to effectuate the purposes and intent of the foregoing Resolutions, and any such action by such officer or such member of Committee shall be conclusive evidence that such officer or such member of the Committees did deem the same to meet such standards.

RESOLVED FURTHER, that any actions previously taken by officers of the Company which are consistent with carrying out the intentions of this Board as evidenced by these resolutions are ratified, confirmed, and adopted as the acts taken by and for the Company and pursuant to proper authority.